               SECOND AMENDMENT TO AND WAIVER UNDER AMENDED AND
                           RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AND WAIVER UNDER AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment and Waiver") is dated as of the 11th day of July, 2001 by and among US XPRESS ENTERPRISES, INC. (the "Borrower"), WACHOVIA BANK, N.A., as Administrative Agent (the "Administrative Agent"), BANK OF AMERICA, N.A., as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, SUNTRUST BANK, as Co-Agent, and WACHOVIA BANK, N.A., BANK OF AMERICA, N.A., FLEET NATIONAL BANK, SUNTRUST BANK, AMSOUTH BANK, THE CHASE MANHATTAN BANK, LASALLE BANK NATIONAL ASSOCIATION, and FIRST TENNESSEE BANK, N.A., as Banks (collectively, the "Banks");


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Borrower, the Administrative Agent and the Banks executed and delivered that certain Amended and Restated Credit Agreement, dated as of the 31st day of January, 2001, as amended by Waiver Under and First Amendment to Credit Agreement dated April 27, 2001, but effective as of March 31, 2001 (as so amended, the "Credit Agreement");

     WHEREAS, the Borrower has indicated that for the Fiscal Quarter ending June 30, 2001 (the "Second Quarter FY2001"), (i) it may breach the covenant concerning the ratio of Consolidated Total Adjusted Debt to Consolidated EBILTDA contained in Section 6.21 of the Credit Agreement, and (ii), it will breach the covenant concerning the ratio of Consolidated EBILT to Consolidated Fixed Charges contained in Section 6.22 of the Credit Agreement and the minimum requirement for Consolidated Net Worth contained in Section 6.23 of the Credit Agreement (collectively, the "Specified Second Quarter FY2001 Financial Covenants"), and requested that the Agent and the Banks waive any Event of Default which has occurred under Sections 6.21, 6.22 and 6.23 of the Credit Agreement as a result thereof, and the Administrative Agent and the Required Banks have agreed to such waiver, subject to the terms and conditions hereof;

     WHEREAS, the Borrower has requested and the Administrative Agent and the Banks have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Administrative Agent and the Banks hereby covenant and agree as follows:

     1. Definitions.  Unless otherwise specifically defined herein, each term
        -----------
used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby
        -------------------------
is amended by deleting the definitions of "Commitment", "Commitment Reduction Date", "Consolidated EBILT", "Consolidated Net Worth", "Interest Period" and "Performance Pricing Determination Date", and adding the following definitions of "Capital Expenditures", "Commitment", "Commitment Reduction Date", "Consolidated EBILT", "Consolidated EBITDA", "Interest Period" and "Second Amendment Date":

               "Capital Expenditures" means for any period the sum of all capital expenditures incurred and paid in cash during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

               "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the schedule below, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections
     2.07 and 2.08, and "Commitment Share" means the percentage of the total Commitment set forth opposite the name of such Bank on the schedule below, as such percentage may be adjusted from time to time pursuant to Section 10.08(c):

          Bank                                             Commitment          Commitment Share
          ----                                             ----------          ----------------
          Bank of America, N.A.                           $ 41,925,000               21.50%

          AmSouth Bank                                    $ 32,662,500               16.75%

          Wachovia Bank, N.A.                             $ 29,250,000               15.00%

          SunTrust Bank                                   $ 26,812,500               13.75%

          Fleet National Bank                             $ 26,812,500               13.75%

          The Chase Manhattan  Bank                       $ 15,112,500                7.75%

          LaSalle Bank National Association               $ 15,112,500                7.75%

          First Tennessee Bank, N.A.                      $  7,312,500                3.75%
                                                          ------------               -----
          TOTAL COMMITMENT                                $195,000,000                 100%

               "Commitment Reduction Date" means September 30, 2001.


               "Consolidated EBILT" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and the Consolidated Subsidiaries at the end of each Fiscal Month: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) all payment obligations of the Borrower and the Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Borrower and the Consolidated Subsidiaries), specifically including payment obligations of the Borrower under the Synthetic Lease Documents; plus (iv) Consolidated Interest Expense.

               "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and the Consolidated Subsidiaries at the end of each Fiscal Month: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) Consolidated Interest Expense; plus
     (iv) depreciation and amortization expense.

               "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but
                                                                     ---
     excluding (i) any Redeemable Preferred Stock of the Borrower or any of its
     ---------
     Consolidated Subsidiaries and (ii) any mark to market requirements under FASB No. 133. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock,
     (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

               "Interest Period" means : (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first month thereafter; provided that:
     --------

                    (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                    (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                    (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

               (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
     --------

                    (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                    (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                    "Second Amendment Date" means July 11, 2001, the date of the Second Amendment to and Waiver Under Amended and Restated Credit Agreement amending this Agreement.

     3.   Amendment to Section 2.05. Section 2.05(c)of the Credit Agreement
          -------------------------
hereby is deleted and the following is substituted therefor:

               Section 2.05.  Interest Rates.
                              --------------

               (a) "Applicable Margin" means, for any Interest Period commencing during the periods set forth below (for the entire Interest Period), the rate set forth below for Base Rate Loans or Euro-Dollar Loans, as applicable:

          -----------------------------------------------------------------------------------------------
           Period                                    Base Rate Loans              Euro-Dollar Loans
          -----------------------------------------------------------------------------------------------
           May 15, 2001 through                       1.75%                         3.50%
            September 29,2001
          -----------------------------------------------------------------------------------------------
           September 30, 2001 through                 2.00%                         3.75%
            December 30, 2001
          -----------------------------------------------------------------------------------------------
           From and after December
            31, 2001                                  2.25%                         4.00%
          -----------------------------------------------------------------------------------------------

               (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered
                                             --------
          rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, upon notice from the Administrative Agent (except during any Event of Default specified in Section 7.01(g) or (h), as to which no notice shall be required), at the election of the Required Banks, bear interest at the Default Rate.

     4.   Amendment to Section 2.06. Section 2.06 of the Credit Agreement hereby
          -------------------------
is deleted and the following is substituted therefor:

               (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Bank, a commitment fee, on the average daily amount of such Bank's Unused Commitment, at a rate per annum equal to 0.50%.

          Such commitment fees shall accrue from and including the Second Amendment Date to but excluding the Termination Date and shall be payable on each June 30, September 30 and December 31 and on the Termination Date.

               (b) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Arranger's Letter Agreement.

               (c) The Borrower shall pay to the Agent, an additional fee equal to: (i) on the Second Amendment Date, for the ratable account of the Banks which execute and deliver this Second Amendment by 5:00 P.M. (Atlanta, Georgia time) on the Second Amendment Date, $400,000; and
          (ii) on each other date set forth below, for the ratable account of the Banks, unless all Revolver Obligations have been paid in full and the Commitments have been terminated entirely as of such date, an additional fee in an amount equal to the percentage set forth below for such date times the aggregate Commitments in effect on such date:

          ----------------------------------------------------------------
           Date                                Additional Fee (expressed
                                               as a percentage of the
                                               Commitments)
          ----------------------------------------------------------------

           October 31, 2001                               0.10%
          ----------------------------------------------------------------
           November 30, 2001                              0.15%
          ----------------------------------------------------------------

              ---------------------------------------------------

              December 31, 2001                     0.25%
              ---------------------------------------------------


     5.   Amendment to Section 2.08(c).  Section 2.08(c) of the Credit Agreement
          ----------------------------
hereby is deleted and the following is substituted therefor:

               (c) The aggregate amount of Commitments shall be reduced to $190,000,000 on the Commitment Reduction Date, if they have not previously been reduced to or below such amount pursuant to Section 2.07 or this
     Section 2.08.

     6.   Amendment to Section 3.08(a).  Section 3.08(a) of the Credit Agreement
          ----------------------------
hereby is deleted and the following is substituted therefor:

               (a)  Letter of Credit Fees.  The Borrower shall pay to the
                    ---------------------
     Administrative Agent with respect to each Letter of Credit issued hereunder a per annum letter of credit fee ("Letter of Credit Fee") equal to the Applicable Margin for Euro-Dollar Loans from time to time as set forth in
     Section 2.05(a) on the average daily maximum amount available to be drawn under such Letter of Credit, accruing from the date of issuance to the date of expiration, and payable on each June 30, September 30 and December 31 and on the Termination Date. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall promptly remit such Letter of Credit Fees, when paid, to the Banks in accordance with their Commitment Shares thereof.

     7.   Amendment to Section 6.21.  Section 6.21 of the Credit Agreement
          -------------------------
hereby is deleted and the following is substituted therefor:

               SECTION 6.21.  Ratio of Consolidated Total Adjusted Debt to
                              --------------------------------------------
     Consolidated EBILTDA.  The ratio of Consolidated Total Adjusted Debt to
     --------------------
     Consolidated EBILTDA will not, at the end of any Fiscal Quarter, exceed
     3.00.

     8.   Amendment to Section 6.22.  Section 6.22 of the Credit Agreement
          -------------------------
hereby is deleted and the following is substituted therefor:

               SECTION 6.22. Ratio of Consolidated EBILT to Consolidated Fixed
                             -------------------------------------------------
     Charges.  The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed
     -------
     Charges will, as of the end of any Fiscal Month, exceed the following amounts during the corresponding periods set forth below:

               Period                                   Amount
               ------                                   ------
     Fiscal Month ending 07/31/01                    0.90 to 1.00
     Each Fiscal Month ending thereafter             1.00 to 1.00

     9. Amendment to Section 6.23. Section 6.23 of the Credit Agreement hereby is deleted and the following is substituted therefor:

               SECTION 6.23. Minimum Consolidated Net Worth. Consolidated Net
                             -----------------------------
     Worth will at no time be less than the Consolidated Net Worth reflected on the balance sheet of the Borrower as at June 30, 2001, minus $500,000, plus the sum of (i) 75% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after June 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

     10. New Section 6.29. A new Section 6.29 hereby is added to the Credit Agreement as follows:

               SECTION 6.29.  Minimum Consolidated EBITDA.  At the end of each
                              ---------------------------
     Fiscal Month, Consolidated EBITDA shall not be less than the amount set forth below for such Fiscal Month and the immediately preceding Fiscal
     Month:

          Period                                       Consolidated EBITDA
          ------                                       -------------------
Fiscal Month ending 07/31/01                           $7,000,000

Fiscal Month ending 08/31/01                           $7,500,000

Fiscal Month ending 09/30/01                           $8,000,000

Fiscal Month ending 10/31/01                           $8,500,000

Each Fiscal Month ending thereafter                    $9,000,000

     11. New Section 6.30. A new Section 6.30 hereby is added to the Credit Agreement as follows:

               SECTION 6.30.  Capital Expenditures.  At the end of each Fiscal
                              --------------------
     Quarter, Capital Expenditures shall not exceed the amount set forth below for such Fiscal Quarter:

          Period                                  Capital Expenditures
          ------                                  --------------------
Fiscal Quarter ending 09/30/01                    $15,000,000

Fiscal Quarter ending 12/31/01                    $15,000,000

     12.  New Section 6.31.  A new Section 6.31 hereby is added to the Credit
          ----------------
Agreement as follows:

               SECTION 6.31.  Engagement of Financial Consultant.  On or before
                              ----------------------------------
     the date that is 30 days after the Second Amendment Date, the Borrower shall engage a financial consultant acceptable to the Administrative Agent and the Required Banks to assist the Borrower in identifying, evaluating and pursuing alternatives for the refinancing of the Revolving Obligations and the Commitments (a "Refinancing") or other means of recapitalizing the Borrower to permit payment of the Revolving Obligations and the termination of the Commitments, unless, on or before the date that is 30 days after the Second Amendment Date, the Borrower has furnished to the Administrative Agent and the Banks a commitment satisfactory to the Administrative Agent and the Banks for a Refinancing from a lender or lenders acceptable to the Administrative Agent and the Banks.

     13.  New Section 6.32.  A new Section 6.32 hereby is added to the Credit
          ----------------
Agreement.

               SECTION 6.32.  Depositary Accounts.  The Borrower shall maintain
                              -------------------
     all bank depositary accounts with the Collateral Agent and/or one or more of the Banks, and all of such depositary accounts and the balances therein shall constitute part of the Collateral, subject to the Lien and security interest of the Collateral Agent pursuant and subject to the Security Agreement.

     14.  Replacement of Exhibit F (Compliance Certificate).  Exhibit F to the
          -------------------------------------------------
Credit Agreement hereby is deleted and Exhibit F hereto is substituted therefor.

     15.  Waiver.  Effective upon satisfaction of the conditions to
          ------
effectiveness set forth in Section 24 hereof, and subject to the other terms and conditions set forth herein, the Administrative Agent and the Required Banks waive the right to assert any Event of Default arising under the Specified Second Quarter FY2001 Financial Covenants, but only for the Second Quarter FY2001.

     16.  Restatement of Representations and Warranties.  The Borrower hereby
          ---------------------------------------------
restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (but after giving effect to the waiver contained in Section 15 hereof) and with specific reference to this Second Amendment and Waiver and all other loan documents executed and/or delivered in connection herewith.

     17.  Effect of Amendment and Waiver.  Except as set forth expressly
          ------------------------------
hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The waiver set forth in Section 15 hereof shall relate only to the Events of Default arising under the Specified Second Quarter FY2001 Financial Covenants, but only for the Second Quarter FY2001, and shall be subject to the satisfaction of the conditions precedent set forth in
Section 24 hereof. The waiver hereby granted by the Administrative Agent and the Required Banks shall not apply to any other past, present or future noncompliance with any provision of the Credit Agreement or any of the other Loan Documents that is not one of the Specified Second Quarter FY2001 Financial Covenants waived pursuant hereto, and all rights, powers and remedies of the Administrative Agent and the Banks are reserved with respect thereto).

     18.  Ratification.  The Borrower hereby restates, ratifies and reaffirms
          ------------
each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     19.  Counterparts.  This Second Amendment and Waiver may be executed in any
          ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     20.  Section References.  Section titles and references used in this Second
          ------------------
Amendment and Waiver shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     21.  No Default.  To induce the Administrative Agent and the Banks to enter
          ----------
into this Second Amendment and Waiver and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof (including the waiver contained in Section 15, hereof), there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

     22.  Further Assurances.  The Borrower agrees to take such further actions
          ------------------
as the Administrative Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

     23.  Governing Law.  This Second Amendment and Waiver shall be governed by
          -------------
and construed and interpreted in accordance with, the laws of the State of Georgia.

     24.  Conditions Precedent.  This Second Amendment and Waiver shall become
          --------------------
effective only upon (i) execution and delivery of this Second Amendment and Waiver by the Borrower, the Administrative Agent and the Required Banks, (ii) execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors, and (iii) payment to the Administrative Agent, for the ratable account of the Banks which execute and deliver this

Second Amendment and Waiver by 5:00 P.M. (Atlanta, Georgia time), on July 11, 2001, the additional fee in the amount of $400,000.



                      [SIGNATURES COMMENCE ON NEXT PAGE]

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent and each of the Banks has caused this Second Amendment and Waiver to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                         U.S. XPRESS ENTERPRISES, INC.,
                                         as the Borrower                  (SEAL)


                                         By: /s/ Ray M. Harlin
                                             ----------------------------
                                             Title: Assistant Secretary


                                         WACHOVIA BANK, N.A.,
                                         as Administrative Agent and
                                         as a Bank                        (SEAL)


                                         By: /s/ William W. Teegarden
                                             ----------------------------
                                             Title: Senior Vice President


                                         BANK OF AMERICA, N.A.,
                                         as Syndication Agent and as a
                                         Bank                             (SEAL)


                                         By: /s/ Leonard Norman
                                             ----------------------------
                                             Title: Managing Director

                                         FLEET NATIONAL BANK,
                                         as Documentation Agent and as a
                                         Bank                             (SEAL)


                                         By: /s/ Jeffrey G. Millman
                                             ----------------------------
                                             Title: Director


                                         SUNTRUST BANK,
                                         as Co-Agent and a Bank           (SEAL)


                                         By: /s/ William Crawford
                                             ----------------------------
                                             Title: Vice President

                                         By:
                                             ----------------------------
                                               Title:

                                         AMSOUTH BANK,
                                         as a Bank                        (SEAL)


                                         By: /s/ William T. Carroll
                                             ---------------------------
                                             Title: Vice President


                                         THE CHASE MANHATTAN BANK,
                                         as a Bank                        (SEAL)


                                         By: /s/ Mike Lister
                                             ---------------------------
                                             Title: Vice President


                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as a Bank                        (SEAL)


                                         By: /s/ David J. Thomas
                                             ---------------------------
                                             Title: First Vice President


                                         FIRST TENNESSEE BANK, N.A.,
                                         as a Bank                        (SEAL)


                                         By: /s/ Robert T. Lusk
                                             ---------------------------
                                             Title: Vice President

                    CONSENT AND REAFFIRMATION OF GUARANTORS

     Each of the undersigned (i) acknowledges receipt of the foregoing Second Amendment and Waiver to Amended and Restated Credit Agreement (the "Second Amendment and Waiver"), (ii) consents to the execution and delivery of the Second Amendment and Waiver by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of January 31, 2001 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Second Amendment and Waiver. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                                              U.S. XPRESS, INC.,
                                              a Nevada corporation     (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary


                                              CSI/CROWN, INC.,
                                              a Georgia corporation    (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary


                                              XPRESS HOLDINGS, INC.,
                                              a Nevada corporation     (SEAL)


                                              By: /s/ Richard Klump
                                                  --------------------------
                                                  Title: President


                                              XPRESS COMPANY STORE, INC.,
                                              a Tennessee corporation  (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary


                                              XPRESS AIR, INC.,
                                              a Tennessee corporation   (SEAL)

                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary

                                              U.S. XPRESS LEASING, INC.,
                                              a Tennessee corporation   (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary

                                              CSI ACQUISITION CORPORATION
                                              a Georgia corporation     (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary


                                              DEDICATED XPRESS SERVICES, INC.,
                                              a Nevada corporation      (SEAL)


                                              By: /s/ Ray M. Harlin
                                                  --------------------------
                                                  Title: Assistant Secretary

                                                                       EXHIBIT F
                                                                       ---------


                            COMPLIANCE CERTIFICATE

  Reference is made to the Amended and Restated Credit Agreement dated as of January 31, 2001, as amended by Second Amendment and Waiver to Amended and Restated Credit Agreement dated as of June 27, 2001 (as so amended, and as hereafter modified and supplemented and in effect from time to time, the "Credit Agreement") by and among US Xpress Enterprises, Inc. (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Bank Of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, SunTrust Bank, as Co-Agent, and the Banks party thereto from time to time. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.

  Pursuant to Section 6.01(c) of the Credit Agreement, _____________, the duly authorized chief financial officer of the Borrower, hereby (i) certifies to the Administrative Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _________, _____, and that, to the best of his knowledge, no Default is in existence on and as of the date hereof, and (ii) restates and reaffirms that the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date).


                                   U.S. XPRESS ENTERPRISES, INC.
                                          (SEAL)


                                      By:___________________________________
                                      Title:________________________________

                            COMPLIANCE CERTIFICATE
                            ----------------------

                         U.S. XPRESS ENTERPRISES, INC.

                           _________________________

                            _______________, ______

1.   Consolidations, Mergers and Sales of Assets. (Section 6.05)

     The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may
                                             --------
     merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,
     (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (1) a sale of Revenue Equipment as part of the Revenue Equipment Sales and Replacement Program or any Off-Lease Purchase and Resale Arrangement, or (2) subject to Sections 2.08(b) and 2.10(b), during any Fiscal Quarter, any other transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter (and, upon request of the Borrower, the Collateral Agent shall release any Collateral sold as part of any transfers permitted by this Section 6.05(c)).

     (a)   Value of assets transferred or business lines or       $___________
           segments discontinued/1/

     (b)   Consolidated Total Assets                              $___________

     (c)   10% of (b)                                             $___________

     (d)   Consolidated Operating Profits  - Schedule 1           $___________

     (e)   10% of (d)                                             $___________

_____________________

/1/ Exclude transfers as part of the Revenue Equipment Sale and Replacement Program.

               Limitation: (a) may not exceed (c) or (e)

2.   Loans and Advances (Section 6.16)

     Neither the Borrower nor any of its Subsidiaries shall make loans or advances at any time after January 10, 2001 to any Person except as permitted by Section 6.17 and except: (i) deposits required by government agencies or public utilities; and (ii) loans and advances to Wholly Owned Subsidiaries; (iii) advances to drivers made in the ordinary course of business and consistent with practices existing on the Closing Date; and
     (iv) other loans and advances not exceeding an aggregate principal amount outstanding at any time of $250,000; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

     (a)   Loans and advances not permitted by clauses (i)      $__________
           through (iii), inclusive

           Limitation:  (a) may not exceed $250,000

3.   Liens (Section 6.18)

     Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a)   Liens securing the Secured Obligations;

     (b) Liens existing on the date of this Agreement (other than those relating to the Secured Obligations) securing Debt outstanding on the date hereof described in Schedule 6.20 in the aggregate amount of $12,410,000;

     (c)   Liens securing Debt owing by any Subsidiary to the Borrower;

     (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 6.18, provided that (i) such
                                                      --------
           Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased; and

     (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

     Description of Lien and                                  Amount of
     Property subject to same                               Debt Secured
     ------------------------                               ------------

     a.   __________________                               $___________

     b.   __________________                               $___________

     c.   __________________                               $___________

     d.   __________________                               $___________

     e.   __________________                               $___________

               Total                                       $===========

     (a)  Liens on specific fixed assets securing Debt
          incurred or assumed for the purpose of financing
          all or any part of the cost of acquiring or
          constructing such asset/2/                       $___________

4. Ratio of Consolidated Total Adjusted Debt to Consolidated EBILTDA. (Section 6.21)

     The ratio of Consolidated Total Adjusted Debt to Consolidated EBILTDA will not, at the end of any Fiscal Quarter, exceed 3.00 to 1.00.

     (a)  Consolidated Total Adjusted Debt                 $___________

     (b)  Consolidated EBILTDA  - Schedule 2               $___________

     (c)  Actual Ratio of (a) to (b)                       ____ to 1.00

          Maximum Ratio                                    3.00 to 1.00]

5.   Ratio of Consolidated EBILT to Consolidated Fixed Charges   (Section 6.22)

     The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed Charges will, as of the end of any Fiscal Month, exceed the following amounts during the corresponding periods set forth below:

                   Period                                     Amount
                   ------                                     ------
       Fiscal Month ending 07/31/01                        0.90 to 1.00

       Each Fiscal Month ending thereafter                 1.00 to 1.00

____________
/2/ Include only if Lien attached within 30 days of acquisition or completion of construction

     (a)  Consolidated EBILT - Schedule 4                    $___________

     (b)  Consolidated Interest Expense
          - Schedule 4                                       $___________

     (c)  Payment obligations under operating
          leases and rental agreements - Schedule 4          $___________

     (d)  Sum of (b) and (c)                                 $___________

     (e)  Actual ratio of (a) to (d)                         _____ to 1.0

          Minimum ratio                                      [0.90 to 1.00]
                                                             [1.00 to 1.00]

6.   Minimum Consolidated Net Worth. (Section 6.23)

     Consolidated Net Worth will at no time be less than the Consolidated Net Worth reflected on the balance sheet of the Borrower as at June 30, 2001, minus $500,000, plus the sum of (i) 75% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after June 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

     (a)  actual Consolidated Net Worth - Schedule 3         $___________

     (b)  Consolidated Net Worth as at June 30, 2001         $___________

     (c)  (b) less $500,000                                  $___________

     (d)  Cumulative positive Reported Net Income
          after June 30, 2001                                $___________

     (e)  75% of (d)                                         $___________

     (f)  cumulative Net Proceeds of Capital Stock
          received after Closing Date                        $___________

     (g)  sum of (c), plus (e), plus (f)                     $___________

          Limitation: (a) must equal or exceed (g)

7.   Minimum Consolidated EBITDA

     (Section 6.29) At the end of each Fiscal Month, Consolidated EBITDA shall not be less than the amount set forth below for such Fiscal Month and the immediately preceding Fiscal Month:

             Period                                  Consolidated EBITDA
             ------                                  -------------------

  Fiscal Month ending 07/31/01                       $7,000,000

  Fiscal Month ending 08/31/01                       $7,500,000

  Fiscal Month ending 09/30/01                       $8,000,000

  Fiscal Month ending 10/31/01                       $8,500,000

  Each Fiscal Month ending thereafter                $9,000,000


     (a)  Consolidated EBITDA - Schedule 4                   $___________

          Minimum EBITDA                                     [$7,000,000]
                                                             [$7,500,000]
                                                             [$8,000,000]
                                                             [$8,500,000]
                                                             [$9,000,000]

8.   Capital Expenditures     (Section 6.30)

               At the end of each Fiscal Quarter, Capital Expenditures shall not exceed the amount set forth below for such Fiscal Quarter:

          Period                                     Capital Expenditures
          ------                                     --------------------

  Fiscal Quarter ending 09/30/01                     $15,000,000

  Fiscal Quarter ending 12/31/01                     $15,000,000


     (a)  Capital Expenditures - Schedule 5                  $____________

          Maximum Capital Expenditures                       $15,000,000

                                                                      Schedule 1
                                                                      ----------

                         CONSOLIDATED OPERATING PROFITS

     Consolidated Operating Profits

     _____ quarter _____                              $_______

     _____ quarter _____                              $_______

     _____ quarter _____                              $_______

     _____ quarter _____                              $_______

     Total                                            $_______

                                                                      Schedule 2
                                                                      ----------

                                    EBILTDA

(a)            Consolidated Net Income for:
               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

(b)            Income taxes/3/ for:                               $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

(c) payment obligations under operating leases and operating rental agreements/4/

(d)            Consolidated Interest Expense for:

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

__________________________

/3/ To the extent included in Consolidated Net Income
/4/ Excluding those between or among the Company and the Consolidated Subsidiaries, but including those under the Synthetic Lease Documents

(e) If applicable, $2,000,000 FY 2000 bad debt charge for:

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

(f)            Depreciation expense for:

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

(g)            Amortization expense for:

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               _____ quarter _____                                $_______

               Total                                              $_______

               TOTAL EBILTDA (sum of (a) through (g))             $_______

                                                                      Schedule 3
                                                                      ----------

                            CONSOLIDATED NET WORTH

(a)        par or stated value of all outstanding Capital Stock    $_________

(b)        capital surplus                                         $_________

(c)        retained earnings                                       $_________

(d)        sum of (a), plus (b), plus (c)/5/                       $_________

(e)        Redeemable Preferred Stock                              $_________

(f)        purchases of treasury stock                             $_________

(g)        valuation allowances                                    $_________

(h)        receivables due from an employee stock ownership plan   $_________

(i)        employee stock ownership plan debt guarantees           $_________

(j)        translation adjustments for foreign currency            $_________
           transactions

(k)        sum of (e), plus (f), plus (g), plus (h), plus (i),     $_________
           plus (j)/6/

           CONSOLIDATED NET WORTH                                  $_________
           (sum of (d), less (k))

_____________________

/5/ Add any additional items included in shareholders' equity
/6/ Add any additional deductions from shareholders' equity

                                                                      Schedule 4
                                                                      ----------

 EBILT/EBITDA (Fiscal Month just ended and immediately preceding Fiscal Month)

     I.  EBILT:
         -----

(a)               Consolidated Net Income for:
                  ______________, 2001                                                 $___________

                  ______________, 2001                                                 $___________

                  Total                                                                $___________

(b)               Income taxes for/7/:
                  ______________, 2001                                                 $___________

                  ______________, 2001                                                 $___________

                  Total                                                                $___________

(c)               payment obligations under operating leases and operating
                  rental agreements for/8/
                  ______________, 2001                                                 $___________

                  ______________, 2001                                                 $___________

                  Total                                                                $___________

(d)               Consolidated Interest Expense for:
                  ______________, 2001                                                 $___________

                  ______________, 2001                                                 $___________

                  Total                                                                $___________

                  TOTAL EBILT (sum of (a) through (d))                                 $___________

II.               EBITDA
                  ------
_________________________
/7/ To the extent included in Consolidated Net Income
/8/ Excluding those between or among the Company and the Consolidated Subsidiaries, but including those under the Synthetic Lease Documents

(a)            sum of (a), (b) and (d) from Part I:               $___________

(b)            Depreciation expense for:
               ______________, 2001                               $___________

               ______________, 2001                               $___________

               Total                                              $___________

               Amortization expense for:
               ______________, 2001                               $___________

               ______________, 2001                               $___________

(c)            Total                                              $___________

               TOTAL EBITDA (sum of (a) through (c))              $___________

                                                                      Schedule 5
                                                                      ----------

                             Capital Expenditures

                  Capital Expenditures for:

                  _____ quarter _____

                  _____ quarter _____                           $___________

                  _____ quarter _____                           $___________

                  Total                                         $___________